Exhibit 99.1

Contacts:	Debbie O’Brien Corporate Communications + 1 650 385 5735 dobrien@informatica.com	Stephanie Wakefield Investor Relations +1 650 385 5261 swakefield@informatica.com
INFORMATICA REPORTS RECORD QUARTERLY REVENUES OF $198 MILLION
AND 40 PERCENT YEAR-OVER-YEAR LICENSE REVENUE GROWTH
Achieves Annual Revenues of $650 Million
•	Record quarterly total revenues of $198.0 million, up 31 percent year-over-year

•	Record annual revenues of $650.1 million, up 30 percent

•	Record quarterly license revenues of $100.2 million, up 40 percent year-over-year

•	Record annual license revenues of $295.1 million, up 38 percent

•	Record quarterly GAAP earnings per diluted share of $0.32 and record quarterly non-GAAP earnings per diluted share of $0.39

•	Record annual GAAP earnings per diluted share of $0.83 and record annual non-GAAP earnings per diluted share of $1.13

•	Signed a quarterly record 108 deals over $300,000

REDWOOD CITY, Calif., January 27, 2011 — Informatica Corporation (NASDAQ: INFA), the world’s number one independent provider of data integration software, today announced financial results for the fourth quarter and the year ended December 31, 2010.
“Informatica’s sustained results, with a five-year compound annual license revenue growth rate of 20 percent, affirm our growth strategy and the team’s operational discipline,” said Sohaib Abbasi, chairman and CEO, Informatica. “With the increasingly critical role of our expansive product portfolio for three computing platforms — existing on-premise computing, emerging cloud computing and social computing - Informatica is in the strongest-ever position for long-term growth.”

Financial Highlights for the Fourth Quarter and Year Ended December 31, 2010
Total revenues for the fourth quarter of 2010 were a record $198.0 million, an increase of 31 percent from $150.9 million recorded in the fourth quarter of 2009. License revenues were $100.2 million, an increase of 40 percent from the $71.6 million recorded in the fourth quarter of 2009.
Income from operations for the fourth quarter of 2010, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $49.1 million, up 40 percent from $35.0 million in the fourth quarter of 2009.
GAAP net income for the fourth quarter of 2010 was $34.6 million or $0.32 per diluted share, up over 28 percent from $25.0 million or $0.25 per diluted share in the fourth quarter of 2009. For the three-month periods ended December 31, 2010 and December 31, 2009, respectively, earnings per diluted share is calculated on an “if converted” basis, including the add-back of $1.0 million of interest and convertible notes issuance cost amortization, net of applicable income taxes.
Non-GAAP income from operations for the fourth quarter of 2010 was $60.8 million, up 38 percent from $44.2 million in the fourth quarter of 2009. Non-GAAP net income for the fourth quarter of 2010 was $43.0 million or $0.39 per diluted share, up over 25 percent from $31.5 million or $0.31 per diluted share in the fourth quarter of 2009. Non-GAAP income from operations and non-GAAP net income exclude charges and tax benefits related to the amortization of acquired technology and intangible assets, facilities restructurings, acquisitions and other expenses, investment gains and stock compensation. A reconciliation of GAAP results to non-GAAP results is included below.
For the year ended December 31, 2010, revenues were $650.1 million, an increase of 30 percent from the $500.7 million recorded in 2009. License revenues for the year 2010 were $295.1 million, up 38 percent from $214.3 million for the year 2009. GAAP net income for 2010 was $86.3 million or $0.83 per diluted share, up over 25 percent from $64.2 million or $0.66 per diluted share in 2009. Non-GAAP net income for 2010 was $119.2 million or $1.13 per diluted share, up over 24 percent from $89.6 million or $0.91 per diluted share for 2009. For the years ended December 31, 2010 and December 31, 2009, earnings per diluted share is calculated on an “if converted” basis, including the add-back of $3.8 and $4.0 million, respectively, of interest and convertible notes issuance cost amortization, net of applicable income taxes.
Additional Highlights Since October 2010
•	Signed Repeat Business with 429 Customers. Customers continue to derive considerable value from their investments in Informatica solutions. Repeat customers included: Cummins Energy Company, Hong Kong Hospital Authority, RGA Reinsurance Group of America, Shire Pharmaceuticals, Telekom Slovenije and Xcel Energy Services.

•	Added 82 New Customers. Informatica increased its customer base this quarter to 4,282 companies. New customers included: Asia Gateway Healthcare Information Tech, Fundo Nacional de Desenvolvimento da Educação, Indian Oil Company, National Cancer Screening Service, Reliance Steel & Aluminum, and Syngenta Crop Protection.

•	Announced Partnership with Cloudera for Large-Scale Data Management. Informatica is partnering with the leading provider of Apache Hadoop-based data management software and services to help companies leverage structured, complex and social large-scale data. Together Informatica and Cloudera will bring the productivity benefits of the Informatica Platform to the data-intensive distributed computing capability of Hadoop.

•	Awarded salesforce.com’s AppExchange Best of ‘10 Awards for Data Integration. For the third consecutive year, Informatica Cloud was rated number one by customers for its product excellence and the highest levels of customer satisfaction amongst the data integration vendor community.

•	Announced General Availability of Informatica 9 Master Data Management (MDM). Informatica announced the general availability of the latest release of its market-leading MDM product, Informatica 9 MDM. Informatica 9 MDM is natively integrated with Informatica 9, the industry’s only comprehensive, unified and open data integration platform and now includes support for MDM-aware business applications, continuous availability support for mission-critical business processes and integrated workflow/business process management (BPM).

•	Identified as a Leader in Enterprise Data Quality Platforms. The Forrester Wave: Enterprise Data Quality Platforms, Q4 2010 cited Informatica as a “Leader.” According to Forrester, leaders “feature a clear, dedicated focus on data quality software innovation.” Forrester also noted that “Informatica successfully ensured that its recent release of Informatica Data Quality is closely embedded — and now shares the same architecture — as PowerCenter. With this technology marriage, along with a strong focus on usability and a clear product strategy, Informatica emerges as a Leader in enterprise data quality.”

•	Named to 2011 Institutional Investor’s All-America Software Executive Team. Earl Fry, CFO, CAO & EVP Global Customer Support, for the second year in a row, was rated number one CFO in software. Sohaib Abbasi, CEO and Chairman, was named one of the three top performing software company CEOs according to buy-side analysts. Stephanie Wakefield, vice president, Investor Relations, was named number two IR professional in software by buy-side analysts, who also rated Informatica the number two IR Company among public software companies.

•	Approved Additional $50 million Stock Repurchase Authorization. Informatica’s Board of Directors has approved an additional $50 million to augment the existing authorization under the company’s common stock repurchase program. The company expects to repurchase shares to offset the otherwise dilutive impact of stock option exercise and restricted stock vesting activity. Purchases may be made, from time to time, in the open market and will be funded from available working capital. The number of shares to be purchased and the timing of purchases will be based on several factors, including the price of Informatica’s stock, general business and market conditions and other investment opportunities.

•	Expected Redemption of Convertible Notes. Informatica expects to call for redemption, in mid-March 2011, all of its remaining 3% Convertible Senior Notes due 2026.

Conference Call and Webcast
Informatica will discuss its fourth quarter and full year 2010 results on a conference call today beginning at 2:00 p.m. PST. A live webcast of the conference call will be available at http://www.informatica.com/investor. A replay of the call will also be available by dialing 706-645-9291, reservation number 67179570.
About Informatica
Informatica Corporation (NASDAQ: INFA) is the world’s number one independent provider of data integration software. Organizations around the world gain a competitive advantage in today’s global information economy with timely, relevant and trustworthy data for their top business imperatives. Worldwide, over 4,280 enterprises rely on Informatica to access, integrate and trust their information assets held in the traditional enterprise, off premise and in the Cloud. For more information, call +1 650-385-5000 (1-800-653-3871 in the U.S.), or visit www.informatica.com.
Non-GAAP Financial Information
To supplement Informatica’s condensed consolidated financial statements prepared and presented on a GAAP basis, Informatica uses non-GAAP financial measures of income from operations, net income and net income per share. These measures are adjusted from income from operations, net income or net income per share prepared in accordance with GAAP to exclude the charges and expenses discussed above. The presentation of these non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, income from operations, net income or net income per share prepared in accordance with GAAP.
Informatica believes the disclosure of such non-GAAP financial measures is appropriate to enhance an overall understanding of its financial performance, its financial and operational decision making, and as a means to evaluate period to period comparisons. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of Informatica’s performance, by excluding certain expenses and expenditures such as non-cash charges and discrete charges that are infrequent in nature, such as charges related to acquisitions, that may not be indicative of its underlying operating results. In addition, Informatica believes these non-GAAP financial measures are useful to investors because they allow for greater transparency into the indicators used by management as a basis for its financial and operational decision making. Informatica believes that the disclosure of these non-GAAP financial measures provides consistency and comparability of its recent financial results with its historical financial results, as well as to the operating results of similar companies in Informatica’s industry, many of which present similar non-GAAP financial measures to investors. As an example, Informatica believes that it enhances comparability with similar companies’ operating results by excluding stock compensation in its non-GAAP financial measures because of the different types of stock-based awards that companies may grant and because ASC 718 (“Stock Compensation”) allows companies to use different valuation methodologies and subjective assumptions. In addition, Informatica believes that both management and investors benefit from referring to these non-GAAP financial measures when planning, analyzing and forecasting future periods.
There are a number of limitations related to these non-GAAP financial measures: (1) the non-GAAP measures exclude some costs that are recurring, particularly stock compensation, and we believe that stock compensation will continue to be a significant recurring expense for the foreseeable future; because stock compensation is an important part of our employees’ compensation, such payments can impact their performance; and (2) the items we exclude in our non-GAAP measures may differ from the components our peer companies exclude when they report their non-GAAP measures. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP measures and evaluating non-GAAP measures together with the corresponding measures calculated in accordance with GAAP.
Forward Looking Statements
This press release contains forward-looking statements, including those relating to growth opportunities, customer demand, the benefits of our product portfolio and operational results. Such statements involve risks and uncertainties, and actual results may differ materially from the results described in this press release. The potential risks and uncertainties that could cause actual results to differ include, among others, risks related to competition with larger companies that have longer operating histories or greater financial, technical, marketing, and other resources; and uncertainty in the state of IT spending and the growth of the market for data integration solutions in general. Additional risks and uncertainties are included under the caption “Risk Factors” in Informatica’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which has been filed with the SEC and is available on our investor relations website at http://www.informatica.com. All information provided in this release is as of January 27, 2011 and Informatica undertakes no duty to update this information.
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Note: Informatica, Informatica PowerCenter, Informatica 9 Master Data Management, Informatica Data Quality and Informatica Cloud are trademarks or registered trademarks of Informatica Corporation in the United States and in jurisdictions throughout the world. All other company and product names may be trade names or trademarks of their respective owners.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(unaudited)		(unaudited)
Revenues:
License	$100,218	$71,552	$295,110	$214,322
Service	97,817	79,345	354,966	286,371

Total revenues	198,035	150,897	650,076	500,693

Cost of revenues:
License	1,253	1,111	4,485	3,135
Service	27,200	20,944	100,602	76,549
Amortization of acquired technology	3,509	2,453	13,342	7,950

Total cost of revenues	31,962	24,508	118,429	87,634

Gross profit	166,073	126,389	531,647	413,059

Operating expenses:
Research and development	29,395	21,263	106,043	78,352
Sales and marketing	73,172	57,381	245,498	192,747
General and administrative	12,654	10,803	46,273	41,449
Amortization of intangible assets	2,194	2,812	9,539	10,051
Facilities restructuring charges	(412)	(300)	1,133	1,661
Acquisitions and other	—	(570)	1,326	(570)

Total operating expenses	117,003	91,389	409,812	323,690

Income from operations	49,070	35,000	121,835	89,369
Interest and other income (expense), net	(541)	(303)	(686)	449

Income before income taxes	48,529	34,697	121,149	89,818
Income tax provision	13,897	9,726	34,825	25,607

Net income	$34,632	$24,971	$86,324	$64,211

Basic net income per common share	$0.37	$0.28	$0.93	$0.73

Diluted net income per common share (1)	$0.32	$0.25	$0.83	$0.66

Shares used in computing basic net income per common share	94,186	89,589	92,361	87,991

Shares used in computing diluted net income per common share	111,463	105,807	109,083	103,312

(1)	Diluted EPS is calculated under the “if converted” method for the three months and the years ended December 31, 2010 and 2009. This includes the add-back of interest and convertible notes issuance cost amortization, net of applicable income taxes of $1.0 million each for both of the three-month periods ended December 31, 2010 and 2009, and $3.8 million and $4.0 million for the years ended December 31, 2010 and 2009, respectively.

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$208,899	$159,197
Short-term investments	262,047	305,283
Accounts receivable, net of allowances of $4,289 in 2010 and $3,454 in 2009	147,534	110,653
Deferred tax assets	22,664	23,673
Prepaid expenses and other current assets	32,321	15,251

Total current assets	673,465	614,057

Property and equipment, net	9,866	7,928
Goodwill and intangible assets, net	478,653	350,654
Long-term deferred tax assets	18,314	8,259
Other assets	9,343	8,724

Total assets	$1,189,641	$989,622

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable and other current liabilities	$112,462	$96,113
Accrued facilities restructuring charges	18,498	19,880
Deferred revenues	172,559	139,629
Convertible senior notes	200,693	—

Total current liabilities	504,212	255,622

Convertible senior notes	—	201,000
Accrued facilities restructuring charges, less current portion	20,410	32,845
Long-term deferred revenues	6,987	4,531
Long-term deferred tax liabilities	311	516
Long-term income taxes payable	12,739	11,995

Stockholders’ equity	644,982	483,113

Total liabilities and stockholders’ equity	$1,189,641	$989,622

INFORMATICA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended
	December 31,
	2010	2009
	(unaudited)
Operating activities:
Net income	$86,324	$64,211
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,095	5,513
Allowance for (recovery of) doubtful accounts	(30)	320
Gain on sale of investment in equity interests	(1,824)	—
Gain on early extinguishment of debt	—	(337)
Stock compensation	23,438	17,926
Deferred income taxes	3,847	(8,189)
Tax benefits from stock compensation	24,580	13,386
Excess tax benefits from stock compensation	(22,881)	(8,670)
Amortization of intangible assets and acquired technology	22,881	18,001
Non-cash facilities restructuring charges	1,133	1,661
Other non-cash items	(2,146)	504
Changes in operating assets and liabilities:
Accounts receivable	(27,585)	(19,631)
Prepaid expenses and other assets	555	(2,988)
Accounts payable and other current liabilities	16,131	(4,478)
Income taxes payable	(16,944)	3,617
Accrued facilities restructuring charges	(14,789)	(13,239)
Deferred revenues	33,043	9,262

Net cash provided by operating activities	131,828	76,869

Investing activities:
Purchases of property and equipment	(7,226)	(3,303)
Purchases of investments	(347,240)	(462,440)
Purchase of patent	—	(2,420)
Purchase of investment in equity interest	(1,500)	—
Sale of investment in equity interest	4,824	—
Maturities and sales of investments	390,349	437,155
Business acquisitions, net of cash acquired	(171,272)	(86,024)

Net cash used in investing activities	(132,065)	(117,032)

Financing activities:
Net proceeds from issuance of common stock	57,559	41,697
Repurchases and retirement of common stock	(23,783)	(12,835)
Withholding taxes related to restricted stock units net share settlement	(1,990)	—
Payment of issuance costs on credit facility	(1,881)	—
Repurchases of convertible senior notes	—	(19,200)
Excess tax benefits from stock compensation	22,881	8,670

Net cash provided by financing activities	52,786	18,332

Effect of foreign exchange rate changes on cash and cash equivalents	(2,847)	1,154

Net increase (decrease) in cash and cash equivalents	49,702	(20,677)
Cash and cash equivalents at beginning of period	159,197	179,874

Cash and cash equivalents at end of period	$208,899	$159,197

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
Total revenues	$198,035	$150,897	$650,076	$500,693

Operating income:

GAAP operating income	$49,070	$35,000	$121,835	$89,369

Percentage of GAAP operating income to total revenues	25%	23%	19%	18%

Plus:
Amortization of acquired technology — Cost of revenues	3,509	2,453	13,342	7,950
Amortization of intangible assets — Operating expenses	2,194	2,812	9,539	10,051
Facilities restructuring charges — Operating expenses	(412)	(300)	1,133	1,661
Acquisitions and other — Operating expenses	—	(570)	1,326	(570)
Stock compensation — Cost of revenues	733	575	2,689	2,199
Stock compensation — Research and development	2,115	1,345	7,400	4,813
Stock compensation — Sales and marketing	1,934	1,579	7,317	5,976
Stock compensation — General and administrative	1,639	1,295	6,032	4,938
Patent contingency accrual reversal — General and administrative	—	—	—	(1,170)

Non-GAAP operating income	$60,782	$44,189	$170,613	$125,217

Percentage of Non-GAAP operating income to total revenues	31%	29%	26%	25%

Net income:

GAAP net income	$34,632	$24,971	$86,324	$64,211

Plus:
Amortization of acquired technology — Cost of revenues	3,509	2,453	13,342	7,950
Amortization of intangible assets — Operating expenses	2,194	2,812	9,539	10,051
Facilities restructuring charges — Operating expenses	(412)	(300)	1,133	1,661
Acquisitions and other — Operating expenses	—	(570)	1,326	(570)
Stock compensation — Cost of revenues	733	575	2,689	2,199
Stock compensation — Research and development	2,115	1,345	7,400	4,813
Stock compensation — Sales and marketing	1,934	1,579	7,317	5,976
Stock compensation — General and administrative	1,639	1,295	6,032	4,938
Patent contingency accrual reversal — General and administrative	—	—	—	(1,170)
Gain on sale of investment in equity interest	—	—	(1,824)	—
Income tax adjustments	(3,387)	(2,644)	(14,072)	(10,428)

Non-GAAP net income	$42,957	$31,516	$119,206	$89,631

INFORMATICA CORPORATION
GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
Diluted net income per share: (1)

Diluted GAAP net income per share	$0.32	$0.25	$0.83	$0.66

Plus:
Amortization of acquired technology	0.03	0.02	0.12	0.08
Amortization of intangible assets	0.02	0.03	0.09	0.10
Facilities restructuring charges	(0.01)	—	0.01	0.02
Acquisitions and other	—	(0.01)	0.01	(0.01)
Stock compensation	0.06	0.05	0.22	0.17
Patent contingency accrual reversal	—	—	—	(0.01)
Gain on sale of investment in equity interest	—	—	(0.02)	—
Income tax adjustments	(0.03)	(0.03)	(0.13)	(0.10)

Diluted Non-GAAP net income per share	$0.39	$0.31	$1.13	$0.91

Shares used in computing diluted Non-GAAP net income per share	111,463	105,807	109,083	103,312

(1)	Diluted EPS is calculated under the “if converted” method for the three months and the years ended December 31, 2010 and 2009. This includes the add-back of interest and convertible notes issuance cost amortization, net of applicable income taxes of $1.0 million each for both of the three-month periods ended December 31, 2010 and 2009, and $3.8 million and $4.0 million for the years ended December 31, 2010 and 2009, respectively.